Exhibit 10.20

Albemarle Corporation
451 Florida Street
Baton Rouge, LA 70801

[For Non-Pension Plan Eligible Employees]
__________, 20__

<Participant Name>
<Address>

Dear <Participant Name>:
The Board of Directors (the “Board”) of Albemarle Corporation (the “Corporation”) recognizes that the possibility of a Change in Control of the Corporation exists, and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Corporation.
The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Corporation’s management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from a possible Change in Control of the Corporation.
In order to induce you to remain in the employ of the Corporation and in consideration of your continued service to the Corporation, the Corporation agrees that you shall receive certain benefits in the event of a Change in Control and certain severance benefits in the event your employment with the Corporation is terminated subsequent to a Change in Control, as set forth in this Severance Compensation Agreement (“Agreement”).
1.Definitions.
a.“Change in Control” means the occurrence of any of the following events:

(i)
any Person, or “group” as defined in section 13(d)(3) of the Securities Exchange Act of 1934, becomes, directly or indirectly, the Beneficial Owner of 20% or more of the combined voting power of the then outstanding securities of the Corporation that are entitled to vote generally for the election of the Corporation’s directors (the “Voting Securities”) (other than as a result of an issuance of securities by the Corporation approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made). However, if any such Person or “group” becomes the Beneficial Owner of 20% or more, and less than 30%, of the Voting Securities, the Continuing Directors may determine, by a vote of at least two-thirds of the Continuing Directors, that the same does not constitute a Change in Control;

(ii)	as the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a “Business Combination”), a contested election of directors, or any combination of these transactions, Continuing Directors cease to constitute a majority of the Corporation’s board of directors, or any successor’s board of directors, within two years of the last of such transactions;

(iii)
the shareholders of the Corporation approve a Business Combination, unless immediately following such Business Combination, (1) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (2) no Person (excluding any employee benefit plan or related trust of the Corporation or the Corporation resulting from such Business Combination) Beneficially Owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination, and (3) at least a majority of the members of the board of directors of the Corporation resulting from such Business Combination are Continuing Directors.

For purposes of this Paragraph 1.a. and other provisions of this Agreement, the following terms shall have the meanings set forth below:
(A)    “Affiliate and Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement (the “Exchange Act”).
(B)    “Beneficial Owner” means that a Person shall be deemed the “Beneficial Owner” and shall be deemed to “beneficially own,” any securities:
(i)    that such Person or any of such Person’s Affiliates or Associates owns, directly or indirectly;
(ii)    that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that, a Person shall not be deemed to be the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by such Person or any such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(iii)    that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with the applicable provisions of the General Rules and Regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or
(iv)    that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associates thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in ‘the proviso to subsection (iii) of this definition) or disposing of any voting securities of the Corporation provided, however, that notwithstanding any provision of this definition, any Person engaged in business as an underwriter of securities who acquires any securities of the Corporation through such Person’s participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” such securities until the expiration of forty days after the date of acquisition; and provided, further, that in no case shall an officer or director of the Corporation be deemed (1) the beneficial owner of any securities beneficially owned by another officer or director of the Corporation solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Corporation; or (2) the beneficial owner of securities held of record by the trustee of any employee benefit plan of the Corporation or any Subsidiary of the Corporation for the benefit of any employee of the Corporation or any Subsidiary of the Corporation, other than the officer or director, by reason of any influences that such officer or director may have over the voting of the securities held in the trust.
(C)    “Continuing Directors” means any member of the Corporation’s Board, while a member of that Board, and (i) who was a member of the Corporation’s Board prior to January 12, 2015, or (ii) whose subsequent nomination for election or election to the Corporation’s Board was recommended or approved by a majority of the Continuing Directors.

(D)    “Person” means any individual, firm, company, partnership or other entity.
(E)    “Subsidiary” means, with references to any Person, any company or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such company or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.
b.“Code” shall mean the Internal Revenue Code of 1986, as amended.
c.“Date of Termination” shall mean:

(i)
in case your employment is terminated for Total Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30) day period), and

(ii)
in all other cases, the date specified in the Notice of Termination (which shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

d.“Good Reason for Resignation” shall mean, without your express written consent, any of the following:

(i)
a change in your position with the Corporation which in your reasonable judgment does not represent a promotion from your status or position immediately prior to the Change in Control or the assignment to you of any duties or responsibilities or diminution of duties or responsibilities which in your reasonable judgment are inconsistent with your position with the Corporation in effect immediately prior to the Change in Control, it being understood that any of the foregoing in connection with termination of your employment for Cause or Total Disability shall not constitute Good Reason for Resignation;

(ii)	a reduction by the Corporation in the annual rate of your base salary as in effect immediately prior to the date of a Change in Control;

(iii)
the Corporation’s requiring your office nearest to your principal residence to be located at a different place which is more than thirty-five (35) miles from where such office is located immediately prior to a Change in Control;

(iv)
the failure by the Corporation to continue in effect compensation or benefit plans in which you participate, which in the aggregate provide you compensation and benefits substantially equivalent to those prior to a Change in Control;

(v)
the failure of the Corporation to obtain a satisfactory agreement from any Successor (as defined in Paragraph 5a hereof) to assume and agree to perform this Agreement, as contemplated in Paragraph 5a hereof;

(vi)
any purported termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements hereof; for purposes of this Agreement, no such purported termination shall be effective for any purpose except to constitute a Good Reason for Resignation.

Any of the foregoing events shall constitute Good Reason for Resignation only if, and to the extent, there exists “good reason” as such term is defined under Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder (“Section 409A”).
e.“Incentive Compensation Award” shall mean payment or payments under Incentive Compensation Plans.
f.“Incentive Compensation Plans” shall mean any variable compensation or other incentive compensation plans maintained by the Corporation, in which awards are paid in cash, stock or other property including, but not limited to: (i) the Albemarle Corporation 2008 Incentive Plan, as amended (ii) any variable compensation plan, (iii) or any successor plan thereto.
g.“Normal Retirement Date” shall mean the first day of the calendar month next following the date on which a Participant attains the age of 65.
h.“Notice of Termination” shall mean a written notice as provided in Paragraph 14 hereof.
i. “Termination for Cause” shall mean termination of your employment upon your willfully engaging in conduct demonstrably and materially injurious to the Corporation, monetarily or otherwise, provided that there shall have been delivered to you a copy of a resolution duly adopted by the unanimous affirmative vote of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of the conduct set forth and specifying the particulars thereof in detail.
For purposes of this Paragraph l, no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Corporation. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done or omitted to be done by you in good faith and in the best interests of the Corporation.
j.“Severance Multiple” shall mean the lesser of (a) two (2), and (b) the number obtained by multiplying two (2) by a fraction, the numerator of which is the number of days from the Date of Termination to your Normal Retirement Date and the denominator of which is 730 but such number under this clause (j) shall not be less than one (1).

k.“Total Disability” shall mean total physical or mental disability rendering you unable to perform the duties of your employment for a continuous period of six (6) months. Any question as to the existence of your Total Disability upon which you and the Corporation cannot agree shall be determined by a qualified physician not employed by the Corporation and selected by you (or, if you are unable to make such selection, it shall be made by any adult member of your immediate family), and approved by the Corporation. The determination of such physician made in writing to the Corporation and to you shall be final and conclusive for all purposes of this Agreement.
2.Compensation Upon Termination or While Disabled. Following a Change in Control, you shall be entitled to the following benefits:
a.Termination Benefits. If your employment by the Corporation shall be terminated subsequent to the Change in Control and during the term of this Agreement, and under circumstances that would qualify as a “separation from service” under Section 409A, (a) by reason of your death after you have received a Notice of Termination, (b) by the Corporation other than a Termination for Cause, or (c) by you for Good Reason for Resignation, then you shall be entitled to the benefits provided below, without regard to any contrary provision of any plan:

(i)
Accrued Salary. The Corporation shall pay you, not later than the fifth (5th) day following the Date of Termination, your full base salary and vacation pay accrued through the Date of Termination at the rate in effect at the time the Notice of Termination is given (or at the rate in effect immediately prior to a Change in Control, if such amounts were higher).

(ii)
Accrued Incentive Compensation. The Corporation shall pay you, not later than five (5) days following your Date of Termination, the amount of your accrued Incentive Compensation which consists of the annual cash bonus. If the Date of Termination is after the end of a Variable Compensation Year, but before such Incentive Compensation for said Variable Compensation Year has been paid, the Corporation shall pay you Incentive Compensation for that Variable Compensation Year based upon the calculated company score and your individual performance modifier. If an individual performance modifier has not been determined as of the Date of Termination, it will be set at one hundred percent (100%).

In addition, if the Date of Termination is other than the first day of a Variable Compensation Year, the Corporation shall pay you Incentive Compensation for the Variable Compensation Year in which the Date of Termination occurs, equal to the target variable compensation for the year in which the Change in Control occurs, multiplied by a fraction, the numerator of which is the total number of days which have elapsed in the current Variable Compensation Year to the Date of Termination, and the denominator of which is three hundred sixty-five (365). Payments under this clause (ii) shall be made to you not later than five (5) days after the Date of Termination.

If there is more than one Incentive Compensation Program, your accrued Incentive Compensation shall be calculated separately for each Program.
For the purpose of this Paragraph 2.a.(ii), “Incentive Compensation Program” means any of the Incentive Compensation Plans defined in Paragraph 1.f. and any other plan or program for the payment of incentive compensation, variable compensation, bonus, benefits or awards for which you were, or your position was, eligible to participate; “Incentive Compensation” means any compensation, variable compensation, bonus, benefit or award paid or payable under an Incentive Compensation Program; and “Variable Compensation Year” means a calendar or fiscal plan year of an Incentive Compensation Program.

(iii)	Insurance Coverage. The Corporation shall arrange to provide you (and your dependents, if applicable) with the following:
(a) If you are eligible, you shall participate in the Corporation’s retiree medical benefit plans as if you retired from the Corporation on your Date of Termination, except that the Corporation shall provide such medical coverage at no cost to you for eighteen (18) months following your Date of Termination and thereafter, you shall participate therein on the same terms as other retired employees (to the extent these benefits are provided by a self-insured plan, any reimbursements for claims incurred shall be made as soon as practicable, but in no event can they be made later than the end of the calendar year following the calendar year in which the claim was incurred);
(b) If you are not eligible for the retiree medical plans, you will no longer continue to participate in the Corporation’s medical benefit plans, except for COBRA, and (i) if you elect to receive COBRA benefits, the Corporation shall provide you with such benefits at no cost to you for eighteen (18) months following your loss of medical coverage.

(iv)
Retirement Benefits. The Supplemental Pension Benefit Credits made on your behalf under the Albemarle Corporation Executive Deferred Compensation Plan (“EDCP”) as well as all earnings accrued on such amounts, shall be immediately vested and non-forfeitable and shall be paid in accordance with the terms of the EDCP.

(v)
Outplacement Counseling. The Corporation shall make available to you, at the Corporation’s expense, outplacement counseling. You may select the organization that will provide the outplacement counseling, however, the Corporation’s obligation to provide you benefits under this subsection (v) shall be limited to $25,000. This counseling must be used, if at all, no later than the end of the second calendar year after the year of your Date of Termination.

(vi)
Financial Counseling. Following your Date of Termination, the Corporation shall make available to you, two years (plus the remaining unexpired portion of the year in which your Date of Termination falls) of financial counseling services which may include tax counseling services. You may select the organization that will provide you with the financial and tax counseling services, however, the Corporation’s obligation to provide you benefits under this subsection (vi) shall be limited to $25,000. To be eligible for reimbursement, the financial counseling must begin in the calendar year of your Date of Termination, unless such Date of Termination is less than 60 days before the end of such calendar year, in which case the financial counseling must begin no later than during the following calendar year.

(vii)
Severance Payment. The Corporation shall pay as severance pay to you, not later than the fifth (5th) day following the Date of Termination, a lump sum severance payment (the “Severance Payment”) equal to the Severance Multiple times the following:

(a) the greater of your annual base compensation which was payable to you by the Corporation immediately prior to the Date of Termination and your annual base compensation which was payable to you by the Corporation immediately prior to a Change in Control, whether or not such annual base compensation was includible in your gross income for federal income tax purposes; plus
(b) the greater of your target annual variable compensation that was in place immediately prior to a Change in Control, or your target annual variable compensation that was in place immediately prior to the Date of Termination (whether or not such award was includible in your gross income for federal income tax purposes).
The Severance Payment shall be reduced by the amount paid to you under Paragraph 7(c) below.

(viii)	Reduction of Severance Payment.
If the payments or benefits to which you will be entitled under this Agreement (referred to in this Paragraph as the “Payments”) would cause you to be liable for the federal excise tax levied on certain “excess parachute payments” under Code Section 4999 (“Excise Tax”), then the Payments shall be reduced (or repaid to the Corporation, if previously paid or provided) as provided below. In no event shall you be entitled to receive any kind of gross-up payment or Excise Tax reimbursement from the Corporation. For purposes of this Paragraph (viii), the terms “excess parachute payment” and “parachute payment” will have the meanings assigned to them by Section 280G of the Code.

If your Payments exceed 2.99 times your “Base Amount” ( as defined in Code Section 280G), a “reduced payment amount" shall be calculated by reducing the Payments to the minimum extent necessary so that no portion of any Payment, as so reduced or repaid, constitutes an “excess parachute payment.” If it is determined that any Excise Tax is payable by you, you shall receive either (i) all Payments otherwise due to you or (ii) the reduced payment amount described in the preceding sentence, whichever will provide you with the greater after-tax economic benefit taking into account for these purposes any applicable Excise Tax.
Whether Payments to you are to be reduced, pursuant to this Paragraph, and the extent to which they are to be so reduced, will be determined by the Corporation in good faith and the Corporation will notify you in writing of its determination. Any such notice shall describe in reasonable detail the basis of the Corporation’s determination. If you accept the Corporation’s determination, you shall so advise the Corporation of your determination within thirty (30) days of receipt of notice from the Corporation. If you object to such determination within thirty (30) days of receipt of notice from the Corporation, the Corporation will retain, at its expense, a nationally recognized public accounting firm, employment consulting firm or law firm selected by the Corporation and reasonably acceptable to you to review the matter. Such firm shall meet with you and your representatives and the Corporation and its representatives and thereafter render its written opinion as to the extent, if any, that in such firm’s reasonable judgment the payments and benefits otherwise due to you hereunder must be reduced hereunder. The decision of such firm concerning the extent of any required reduction in such payments and benefits shall be final and binding on both you and the Corporation.

(ix)
No Duty to Mitigate. You shall not be required to mitigate the amount of any payment provided for in this Paragraph 2 by seeking other employment or otherwise, nor shall the amount of any payment or benefit hereunder be reduced by any compensation earned by you as the result of employment by another employer or by retirement benefits after the Date of Termination.

(x)
Six Month Delay. If, as of the Date of Termination, you are considered a Specified Employee (as such term is defined in Section 409A), any payments or benefits due upon, or within the six month period following and due to,  a termination of your employment that constitutes a “deferral of compensation” within the meaning of Section 409A and which do not otherwise qualify under the exemptions under Treas. Reg. Section 1.409A-1, shall be paid or provided to you in a lump sum on the earlier of (i) the first day of the month following the six month anniversary of your separation from service (as such term is defined in Section 409A) for any reason other than death, and (ii) the date of your death, and any remaining payments and benefits shall be paid or provided in accordance with the normal payment dates specified for such payment or benefit.

b.Payments While Disabled. During any period prior to the Date of Termination and during the term of this Agreement that you are unable to perform your full‑time duties with the Corporation, whether as a result of your Total Disability or as a result of a physical or mental disability that is not total or is not permanent and therefore is not a Total Disability, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all other compensation and benefits that are payable or provided under the Corporation’s benefit plans, including its disability plans. After the Date of Termination, your benefits shall be determined in accordance with the Corporation’s benefits, insurance and other applicable programs. The compensation and benefits, other than salary, payable or provided pursuant to this Paragraph 2b shall be the greater of (x) the amounts computed under the disability benefit plans, insurance and other applicable programs in effect immediately prior to a Change in Control and (y) the amounts computed under the disability benefit plans, insurance and other applicable programs in effect at the time the compensation and benefits are paid.
c.Payments if Termination for Cause, or by You Except With Good Reason. If your employment shall be terminated by the Corporation for Cause or by you other than with Good Reason for Resignation, the Corporation shall pay you your full base salary and accrued vacation pay then in effect through the Date of Termination, at the rate in effect at the time Notice of Termination is given plus any benefits or awards which have been earned or become payable but which have not yet been paid to you. You shall receive any payment due under this subsection c. on your Date of Termination. Thereafter the Corporation shall have no further obligation to you under this Agreement.
d.After Death. If your employment shall be terminated by reason of your death, your benefits shall be determined in accordance with the Corporation’s benefits and insurance programs then in effect except that if your death occurs after the execution of a definitive agreement which results in a Change in Control, then your beneficiary shall be entitled to the benefits under this Agreement as if the Corporation issued you a Notice of Termination terminating your employment thirty (30) days after a Change in Control.
3.Treatment of Incentive Plan Awards Upon a Change in Control. Upon a Change in Control, any outstanding awards granted under one or more of the Albemarle Incentive Plans, shall be treated in accordance with the terms of the Notices granting such awards. In the event a Notice of Award does not provide for how the award will be treated upon a Change in Control, the provisions of the applicable Plan shall govern.
4.Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 2015; provided, however, that commencing on January 1, 2016 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Corporation or you shall have given notice that it or you do not wish to extend this Agreement. Notwithstanding any such notice by the Corporation or you not to extend the Agreement, if a Change in Control shall have occurred prior to such termination of this Agreement, the attempted termination of this Agreement shall be deemed ineffective and this Agreement shall continue in full force and effect. In any event, the term of this Agreement shall expire on the second (2nd) anniversary of the date of the Change in Control. This Agreement shall terminate if your employment is terminated by you or the Corporation prior to a Change in Control.

5.Successors; Binding Agreement.
a.Successors of the Corporation. The Corporation will require any Successor to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree, by an agreement in form and substance satisfactory to you, to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assent at least five business days prior to the time a person becomes a Successor (or where the Corporation does not have at least five business days advance notice that a person may become a Successor, within three business days after having notice that such person may become or has become a Successor) shall constitute Good Reason for Resignation by you and, if a Change in Control has occurred or thereafter occurs, shall entitle you immediately to the benefits provided in Paragraph 2a hereof upon delivery by you of a Notice of Termination which the Corporation, by executing this Agreement, hereby assents to. For purposes of this Agreement, “Successor” shall mean any person that purchases all or substantially all of the assets of the Corporation or the Surviving Corporation (and Parent Corporation, if applicable) or obtains or succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Corporation’s business directly, by merger or consolidation, or indirectly, by purchase of voting securities of the Corporation or by acquisition of rights to vote voting securities of the Corporation or otherwise, including but not limited to any person or group that acquires the beneficial ownership or voting rights described in Paragraph 1.a.(ii).
b.Your Successor. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If you should die following your Date of Termination while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.
6.Confidentiality.
a.You acknowledge that: (i) the business conducted by the Corporation and its subsidiaries (the “Business”) is intensely competitive and your position with the Corporation has exposed you to knowledge of Confidential Information (as defined below); (ii) the direct and indirect disclosure of any such Confidential Information to existing or potential competitors of the Corporation would place the Corporation at a competitive disadvantage and would do damage, monetary or otherwise, to the Corporation’s business; and (iii) the engaging by you in any of the activities prohibited by this Agreement may constitute improper appropriation and/or use of Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean trade secrets, know-how and other proprietary information of the Corporation known to you, and which gives the Corporation a competitive advantage, relating to the Corporation's business, but shall not include information generally available to or known by the public or information that is or becomes available to you on a non-confidential basis from a source other than the Corporation or its directors, officers or employees (other than by reason of a breach of any obligation of confidentiality).

b.From and after the date of termination of your employment with the Corporation ("Date of Termination") until the first anniversary thereof (the "Non-Competition Period"), you shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, consultant, principal or agent of any business, or in any other capacity, make known, disclose, furnish make available or utilize any of the Confidential Information, other than in the proper performance of the duties contemplated herein, or as required by law or by a court of competent jurisdiction or other administrative or legislative body; provided that if required to disclose any of the Confidential Information by law or by a court or other administrative or legislative body, you shall promptly notify the Corporation so that the Corporation may seek a protective order or other appropriate remedy. Notwithstanding anything in this Agreement or any code of conduct or ethics, disclosure policy or other code, policy or similar document of the Company to the contrary, nothing herein or therein shall restrict Employee from reporting to the Securities and Exchange Commission, or communicating directly with its staff, about a possible securities law violation.
c.You also agree to comply with the [Patent and Confidentiality Agreement [and Intellectual Property Agreement]] [OR] [Employee Non-Solicitation, Non-Compete and Confidentiality Agreement] previously signed by you and delivered to the Corporation, including those provisions which are applicable after your Date of Termination.
7.Non-Compete; Consideration.
a.During the Non-Competition Period, you shall not engage in Competition (as defined below) with the Corporation. For purposes of this Agreement, “Competition” by you shall mean your engaging in, or otherwise directly or indirectly being employed by or acting as a consultant to, or being a director, officer, employee, principal, agent, stockholder, member, owner, joint venturer or partner of, or permitting the your name to be used in connection with the competitive activities of any other business or organization in competition with the business of the Corporation as the same shall be constituted on the date of the Change in Control; provided that it shall not be a violation of this Agreement for you to: (i) become the registered or beneficial owner of less than five percent (5%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that you do not actively participate in the business of such corporation until the expiration of the Non-Competition Period; (ii) be involved with the activities of any other business or organization which did not compete, directly or indirectly, with the business of the Corporation as the same shall be constituted on the date of the Change in Control; or (iii) be engaged in any business from which the Corporation derives no more than five percent (5%) of its revenues if you were not directly engaged in such business at the Corporation prior to the Date of Termination.

b.The “business of the Corporation” is defined as the development, manufacture, and marketing of chemical products and the technologies that are associated with such development and manufacturing. The categories of products that Albemarle creates, and which are included in this definition, include, but are not limited to, lithium and lithium compounds, bromine and derivatives, catalysts and surface treatment chemistries used in consumer electronics, flame retardants, metal processing, plastics, contemporary and alternative transportation vehicles, refining, pharmaceuticals, agriculture, construction, and customer chemistry services.
c.Without limiting the generality of the foregoing, during the Non-Competition Period, you agree that you will not, directly or indirectly, for your benefit or for the benefit of any other person, firm or entity, do any of the following:

(i)	solicit from any customer doing business with the Corporation, business of the same or of a similar nature to the business conducted between the Corporation and such customer; or

(ii)	solicit the employment or services of, or hire, any person who at the time is employed by or a consultant to the Corporation.

(iii)	solicit the services of any consultant engaged in competitive activities for the Corporation.
d.In consideration for your agreement to the provisions of this Paragraph 7, the Corporation shall pay you, not later than the fifth (5th) day following the Date of Termination an amount equal to the sum of the following:

(i)
the greater of your annual base compensation which was payable to you by the Corporation immediately prior to the Date of Termination and your annual base compensation which was payable to you by the Corporation immediately prior to a Change in Control, whether or not such annual base compensation was includible in your gross income for federal income tax purposes; plus

(ii)
the amount of your actual annual variable compensation payment you received for a year preceding the date on which the Change in Control occurs, (whether or not such award was includible in your gross income for federal income tax purposes).

8.Remedies.
a.You acknowledge that your agreement to the matters set forth in Paragraphs 6 and 7 is being entered into in connection with the consummation of a transaction involving a Change in Control of the Corporation and that the services rendered by you to the Corporation are of a special and unique character, which gives this agreement a particular value to the Corporation, the loss of which may not be reasonably or adequately compensated for by damages in an action at law; and that a material breach or threatened breach by you of any of the provisions contained in Paragraphs 6 or 7 of this Agreement will cause the Corporation irreparable injury. You therefore agree that, upon breach by you of Paragraph 6 or 7 of this Agreement, the Corporation shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining you from any such breach or threatened breaches.
b.In addition, in the event of a material breach by you of the provisions of clauses a or b of Paragraph 7, the Corporation shall be entitled to obtain from you the amounts paid to you under Paragraph 7.
c.You further acknowledge and agree that due to the uniqueness of your services and confidential nature of the information you possess, the covenants set forth herein are reasonable and necessary for the protection of the business and goodwill of the Corporation. It is the intent of the parties hereto that if in the opinion of any court of competent jurisdiction any provision set forth in this Agreement is not reasonable in any respect, such court shall have the right, power and authority to modify any and all such provisions as to such court shall appear not unreasonable and to enforce the remainder of this Agreement as so modified.
9.Notice to Corporation to Cure. In the event that you believe that you have a Good Reason for Resignation, you shall notify the Corporation in writing of such fact and the reasons therefore no later than 90 days after the relevant event has occurred. The Corporation may within thirty (30) days after your notice, elect to take such steps that would be necessary so that you would no longer have a Good Reason for Resignation. Failure to satisfy the requirements of this Paragraph 9 will result in there not being any Good Reason for Resignation for purposes of this Agreement.
10.Relationship to Other Agreements. To the extent that any provision of any other agreement between the Corporation and you shall limit, qualify or be inconsistent with any provision of this Agreement, then for purposes of this Agreement, while the same shall remain in force, the provision of this Agreement shall control and such provision of such other agreement shall be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose.
11.Nature of Payments. All payments to you under this Agreement shall be considered either payments in consideration of your continued service to the Corporation or severance payments in consideration of your past service to the Corporation.
12.Validity. If any provision or term (or part thereof) of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision or term (or part thereof) in that jurisdiction or the whole of the Agreement in any other jurisdiction, all of which shall remain in full force and effect.
13.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14.Notice. Any purported termination of your employment by the Corporation or by you following a Change in Control shall be communicated to the other party by a Notice of Termination. A Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Corporation shall be directed to the attention of the Board of the Corporation with a copy to the Secretary of the Corporation or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.
15.Fees and Expenses. The Corporation shall pay all legal fees and related expenses incurred by you: (i) as a result of your termination following a Change in Control, (ii) in seeking to obtain or enforce any right or benefit provided by this Agreement (including all fees and expenses, if any, incurred in contesting or disputing any such termination or incurred by you in seeking advice in connection therewith), (iii) in making the determinations under Paragraph 2.a(viii), (iv) in seeking advice to determine whether you have a Good Reason for Resignation and providing the notice to the Corporation under Paragraph 9, (v) and contesting any claim by the Corporation under Paragraph 8; provided that such fees are incurred no later than the end of the second calendar year after the year of your Date of Termination.
16.Release. In order to receive payment of the amounts under Paragraph 2.a(i), (ii), (iv) and (vii), you shall execute and deliver to the Corporation a General Release which shall contain the provisions set forth in Exhibit A to this Agreement and which shall otherwise be in a form reasonably acceptable to you and the Corporation. Such General Release must be executed within the ninety (90) day period following your termination, provided, however, that to the extent any amounts payable under Paragraph 2.a.(i), (ii), (iv) or (vii) constitute deferred compensation for purposes of Section 409A, and the ninety (90) day period referred to herein shall commence in one tax year and end in the subsequent tax year, the payments described in this Paragraph 16 shall be made solely in the subsequent tax year.
17.Survival. The respective obligations of, and benefits afforded to, the Corporation and you as provided in Paragraphs 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 15 and 16 of this Agreement shall survive termination of this Agreement.
18.Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

19.Governing Law. a. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Virginia.
b.    Notwithstanding anything herein to the contrary, this Agreement shall be interpreted and applied so that the payments and benefits set forth herein shall either be exempt from or shall comply with the requirements of Section 409A.
To the extent that the Corporation determines that any provision of this Agreement would cause you to incur any additional tax or interest under Section 409A, the Corporation shall be entitled to reform such provision to attempt to comply with or be exempt from Section 409A.  To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to you and the Corporation without violating the provisions of Section 409A.
In no event may you, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or otherwise which constitutes a “deferral of compensation” within the meaning of Section 409A.
20.Amendment. No amendment to this Agreement shall be effective unless in writing and signed by both you and the Corporation.
21.Headings; Construction. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. Any Attachments to this Agreement are incorporated herein by reference and shall be deemed a part of it.
If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter which will then constitute our agreement on this subject.
Sincerely,
ALBEMARLE CORPORATION

By:
Name: Luther C. Kissam
Title: Chief Executive Officer

Agreed to this	day
of	, 20XX

(Name)

EXHIBIT A

GENERAL RELEASE

1.    This General Release is given by _____________________ (“Employee”) to Albemarle Corporation (the “Corporation”) and its successors.

2.    Employee agrees to and hereby does release and discharge the Corporation, its subsidiaries and affiliates, and its and their successors, assigns, directors, officers, representatives and employees (collectively, “Releasees”) from any and all claims, causes of action and demands of any kind, whether known or unknown, which Employee has or ever has had, which are based on acts or omissions occurring up to and including the date this General Release is fully executed. In this General Release, Employee further releases the Corporation and its subsidiaries and affiliates from any and all compensation owed to Employee, including vacation pay and any attorneys’ fees, damages and costs Employee could recover under any statute or common law theory, except arising under the Severance Compensation Agreement between Employee and the Corporation and any employee benefit plan of the Corporation. Included within this release, without limiting its scope, are claims arising out of Employee’s employment or the termination of Employee’s employment based on Title VII of the Civil Rights Acts of 1964 as amended, the Americans with Disabilities Act of 1990 as amended, the Age Discrimination in Employment Act as amended, the Older Workers Benefit Protection Act as amended, the Fair Labor Standards Act of 1938 as amended by the Equal Pay Act of 1963, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974 as amended, the Civil Rights Act of 1991, [insert any appropriate reference to Virginia law], the U.S. Patriot Act, the Sarbanes-Oxley Act of 2002, and any other federal, state or local civil rights, disability, discrimination, retaliation or labor law, or any theory of contract or tort law.

3.    Notwithstanding anything to the contrary, nothing herein shall be construed to release, terminate or discharge Employee’s rights (i) to indemnification, advancement of expenses and exculpation as provided in the articles or certificate of incorporation, bylaws or other organizational documents of the Corporation or any of its subsidiaries or affiliates, or as provided or permitted under any applicable law, or as provided in any indemnification agreement or (ii) under any policy of directors’ and officers’ liability, errors and omissions liability or other insurance maintained by the Corporation or any of its subsidiaries and affiliates, in each case where Employee was or is a party or otherwise involved or is threatened to be made a party to or otherwise involved in any threatened, pending or completed action, proceeding, investigation, inquiry or other matter, whether civil, criminal, administrative or otherwise, by reason of the fact that Employee is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries or affiliates (including Employee’s conduct with respect to an employee benefit plan) or is or was serving at the request of the Corporation or any of its subsidiaries or affiliates as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.